Exhibit 4.1

Execution Copy

SECOND AMENDMENT

TO

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

This SECOND AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT, dated as of January 22, 2007 (this “Amendment”), is granted by Agent, Canadian Agent and the Requisite Lenders set forth on the signature pages attached hereto in connection with that certain Second Amended and Restated Credit Agreement, dated as of June 1, 2006 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among UNITED AGRI PRODUCTS, INC., a Delaware corporation (“UAP”), UAP DISTRIBUTION, INC., a Delaware corporation (“UAP Distribution”), LOVELAND PRODUCTS, INC., a Colorado corporation (“Loveland Products” and together with UAP and UAP Distribution are sometimes referred to herein as the “U.S. Borrowers” and individually as a “U.S. Borrower”), UNITED AGRI PRODUCTS CANADA INC., an entity organized under the federal laws of Canada (“Canadian Borrower”) (U.S. Borrowers and Canadian Borrower are sometimes referred to herein as the “Borrowers” and individually as a “Borrower”), the other Credit Parties named therein, the financial institutions that are signatories thereto as Lenders, GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation, as the initial L/C Issuer and as Agent and GE CANADA FINANCE HOLDING COMPANY, an entity organized under the federal laws of Canada, as Canadian Agent. Unless otherwise specified herein, capitalized terms used in this Amendment shall have the meanings ascribed to them in Annex A to the Credit Agreement.

RECITALS

WHEREAS, the Credit Parties have requested that Agent, Canadian Agent and the Requisite Lenders amend certain provisions of the Credit Agreement as herein set forth; and

WHEREAS, Agent, Canadian Agent and the Requisite Lenders are prepared to amend certain provisions of the Credit Agreement, in the manner and on the terms and conditions provided for herein.

NOW THEREFORE, in consideration of the foregoing recitals, mutual agreements contained herein and for good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. AMENDMENTS.

Subject to the satisfaction of the conditions to effectiveness set forth in Section 2 herein, Agent, Canadian Agent and the Requisite Lenders hereby agree to amend the Credit Agreement as set forth below:

(a) Clause (iv) of Section 3.6(b) of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“(iv) no additional Indebtedness or Contingent Obligations shall be incurred, assumed or otherwise be reflected on a consolidated balance sheet of Borrowers and Target after giving effect to such Permitted Acquisition, except (i) industrial revenue bonds, pollution control bonds and other tax-exempt financing, Capital Leases, and installment purchase Indebtedness, in each case secured solely by Fixtures, Equipment and/or Real Estate and any accessions thereto or proceeds thereof and related property, and not incurred in anticipation of such Permitted Acquisition (“Permitted Acquisition Debt”), (ii) Loans made hereunder and (iii) Indebtedness permitted by Sections 3.1(g), (m) and (n);”

(b) Clause (v) of Section 3.6(b) of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“(v) the sum of all amounts payable in connection with all Permitted Acquisitions (including, without duplication, all earn outs, working capital adjustments, transaction costs and all Permitted Acquisition Debt, and Contingent Obligations incurred or assumed in connection therewith or otherwise reflected on a consolidated balance sheet of Borrowers and Target) shall not exceed (1) $125,000,000 in the aggregate per Fiscal Year which amount shall be increased in any Fiscal Year by the positive amount (if any), equal to the difference of (A) $125,000,000 minus (B) the actual amount of the sum of all amounts payable in connection with all Permitted Acquisitions during such prior Fiscal Year; provided that no more than (A) $25,000,000 in the aggregate per Fiscal Year and (B) $50,000,000 in the aggregate during the term of this Agreement may be spent for International Acquisitions and Canadian Acquisitions collectively; provided that if the purchase price under any Permitted Acquisition is paid in full or in part by the issuance of common Stock of Holdings or incurrence of Indebtedness permitted by Sections 3.1(m) or (n), the amount of any such consideration shall be excluded from the calculation of the annual limits referenced under this clause (v);”

(c) The notice information set forth next to “If to Agent or GE Capital” in Section 9.3 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“If to Agent or GE Capital:	GENERAL ELECTRIC CAPITAL
CORPORATION
299 Park Avenue, 5th Floor
New York, NY 10171
ATTN: Andrew Crain
Fax: (212) 983-8767”

SECTION 2. CONDITION TO EFFECTIVENESS.

The effectiveness of this Amendment is subject to the satisfaction of each of the following conditions precedent:

(a) this Amendment shall have been duly executed and delivered by the Borrowers, the other Credit Parties, Agent, Canadian Agent and Requisite Lender; and

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(b) the representations and warranties contained herein shall be true and correct in all respects.

SECTION 3. REPRESENTATIONS AND WARRANTIES.

In order to induce Agent, Canadian Agent and Lenders to enter into this Amendment, each Credit Party hereby represents and warrants to Agent, Canadian Agent and Lenders, which representations and warranties shall survive the execution and delivery of this Amendment, that:

(a) all of the representations and warranties contained in the Credit Agreement and in each Loan Document are true and correct in all material respects (without duplication of any materiality qualifier contained therein) as of the date hereof after giving effect to this Amendment, except to the extent that any such representations and warranties expressly relate to an earlier date;

(b) the execution, delivery and performance by such Credit Party of this Amendment has been duly authorized by all necessary corporate action required on its part and this Amendment, and the Credit Agreement is the legal, valid and binding obligation of such Credit Party enforceable against such Credit Party in accordance with its terms, except as its enforceability may be affected by the effect of (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights or remedies of creditors generally, and (ii) general principles of equity;

(c) neither the execution, delivery and performance of this Amendment by such Credit Party, the performance by such Credit Party of the Credit Agreement nor the consummation of the transactions contemplated hereby does or shall contravene, result in a breach of, or violate (i) any provision of any Credit Party’s certificate or articles of incorporation or bylaws or other similar documents, or agreements, (ii) any law or regulation, or any order or decree of any court or government instrumentality, or (iii) any indenture, mortgage, deed of trust, lease, agreement or other instrument to which any Credit Party or any of its Subsidiaries is a party or by which any Credit Party or any of its Subsidiaries or any of their property is bound, except in any such case to the extent such conflict or breach (y) has been waived herein or by a written waiver document, a copy of which has been delivered to Agent on or before the date hereof, or (z) has not had and could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect; and

(d) no Default or Event of Default has occurred and is continuing.

SECTION 4. REFERENCE TO AND EFFECT UPON THE CREDIT AGREEMENT.

(a) Except as specifically set forth above, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

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(b) The amendments forth herein are effective solely for the purposes set forth herein and shall be limited precisely as written, and shall not be deemed to (i) be a consent to any amendment, waiver or modification of any other term or condition of the Credit Agreement or any other Loan Document, (ii) operate as a waiver or otherwise prejudice any right, power or remedy that Agent, Canadian Agent or the Lenders may now have or may have in the future under or in connection with the Credit Agreement or any other Loan Document or (iii) constitute an amendment or a waiver of any provision of the Credit Agreement or any Loan Document, in each case, except as specifically set forth herein. Upon the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “herein”, “hereof” and words of like import and each reference in the Credit Agreement and the Loan Documents to the Credit Agreement shall mean the Credit Agreement as amended hereby. This Amendment shall be construed in connection with and as part of the Credit Agreement.

SECTION 5. COSTS AND EXPENSES.

As provided in Section 1.3(e) of the Credit Agreement, Borrowers agree to reimburse Agent and Canadian Agent for all reasonable, out-of-pocket fees, costs and expenses, including the reasonable, out-of-pocket fees, costs, and expenses of counsel or other advisors for advice, assistance or other representation in connection with this Amendment.

SECTION 6. GOVERNING LAW.

THIS AMENDMENT SHALL BE GOVERNED BY AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK.

SECTION 7. HEADINGS.

Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purposes.

SECTION 8. COUNTERPARTS.

This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed an original but all such counterparts shall constitute one and the same instrument.

SECTION 9. CONFIDENTIALITY.

The matters set forth herein are subject to Section 9.13 of the Credit Agreement, which is incorporated herein by reference.

[signature pages follow]

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IN WITNESS WHEREOF, this Amendment has been duly executed as of the date first written above.

BORROWERS: UNITED AGRI PRODUCTS CANADA INC., as Canadian Borrower

By:	/s/ Todd A. Suko
Name:	Todd A. Suko
Title:	Vice President & Secretary

UNITED AGRI PRODUCTS, INC., as a U.S. Borrower

By:	/s/ Todd A. Suko
Name:	Todd A. Suko
Title:	Vice President, Secretary and General Counsel

UAP DISTRIBUTION, INC., as a U.S. Borrower

By:	/s/ Todd A. Suko
Name:	Todd A. Suko
Title:	Vice President & Secretary

LOVELAND PRODUCTS, INC., as a U.S. Borrower

By:	/s/ Todd A. Suko
Name:	Todd A. Suko
Title:	Vice President & Secretary

Signature Page to Second Amendment To Second Amended and Restated Credit Agreement

CREDIT PARTIES: UAP HOLDING CORP.

By:	/s/ Todd A. Suko
Name:	Todd A. Suko
Title:	Vice President, Secretary and General Counsel

LOVELAND INDUSTRIES, INC.

By:	/s/ Todd A. Suko
Name:	Todd A. Suko
Title:	Vice President & Secretary

PLATTE CHEMICAL CO.

By:	/s/ Todd A. Suko
Name:	Todd A. Suko
Title:	Vice President & Secretary

SNAKE RIVER CHEMICALS, INC.

By:	/s/ Todd A. Suko
Name:	Todd A. Suko
Title:	Vice President & Secretary

TRANSBAS, INC.

By:	/s/ Todd A. Suko
Name:	Todd A. Suko
Title:	Vice President & Secretary

UAP TIMBERLAND, LLC

By:	/s/ Todd A. Suko
Name:	Todd A. Suko
Title:	Vice President & Secretary

Signature Page to Second Amendment To Second Amended and Restated Credit Agreement

NIPKO, LLC

By:	Loveland Products, Inc.
Its:	Manager

By:	/s/ Todd A. Suko
Name:	Todd A. Suko
Title:	Vice President & Secretary

Signature Page to Second Amendment To Second Amended and Restated Credit Agreement

GENERAL ELECTRIC CAPITAL CORPORATION, as Agent, an L/C Issuer and a Lender

By:	/s/ Daniel McCready
Its Duly Authorized Signatory

GE CANADA FINANCE HOLDING COMPANY, as Canadian Agent

By:	/s/ Jack Morrone
Its Duly Authorized Signatory

Signature Page to Second Amendment To Second Amended and Restated Credit Agreement

GOLDMAN SACHS CREDIT PARTNERS L.P., as a Lender

By:
Name:
Title:

DEERE CREDIT, INC., as a Lender

By:	/s/ Raymond L. Murphy
Name:	Raymond L. Murphy
Title:	Sr. Acct. Credit Manager

PNC BANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Brian Conway
Name:	Brian Conway
Title:	Vice President

BANK OF AMERICA, N.A., as a Lender

By:	/s/ Adam Seiden
Name:	Adam Seiden
Title:	VP. Sr. Clinet Manager

COOPERATIVE CENTRALE RAIFFEISEN-BOERELEENBANK B.A., “RABOBANK INTERNATIONAL” NEW YORK BRANCH, as a Lender

By:	/s/ John L. Church
Name:	John L. Church
Title:	Executive Director

By:	/s/ Andrew Sherman
Name:	Andrew Sherman
Title:	Executive Director

Signature Page to Second Amendment To Second Amended and Restated Credit Agreement

MERRILL LYNCH CAPITAL, A DIVISION OF MERRILL LYNCH BUSINESS FINANCIAL SERVICES INC., as a Lender

By:
Name:
Title:

UBS LOAN FINANCE LLC, as a Lender

By:	/s/ Richard L. Tavrow
Name:	Richard L. Tavrow
Title:	Director

BANK OF MONTREAL, as a Lender

By:	/s/ Ben Ciallella
Name:	Ben Ciallella
Title:	Vice President

By:	/s/ Jean R. Elie, Jr.
Name:	Jean R. Elie, Jr.
Title:	Vice President

Signature Page to Second Amendment To Second Amended and Restated Credit Agreement

AMERICAN INTERNATIONAL GROUP, INC.

By: AIG Global Investment Corp., its Investment Advisor

By:
Name:
Title:

GALAXY CLO 2003-1, LTD.

By: AIG Global Investment Corp., its Investment Advisor

By:
Name:
Title:

GALAXY III CLO, LTD.

By: AIG Global Investment Corp., its Collateral Manager

By:
Name:
Title:

GALAXY IV CLO, LTD.

By: AIG Global Investment Corp., as Collateral Manager

By:
Name:
Title:

Signature Page to Second Amendment To Second Amended and Restated Credit Agreement

GALAXY V CLO, LTD.

By: AIG Global Investment Corp., its Collateral Manager

By:
Name:
Title:

GALAXY VI CLO, LTD.

By: AIG Global Investment Corp., its Collateral Manager

By:
Name:
Title:

Signature Page to Second Amendment To Second Amended and Restated Credit Agreement

ACAS CLO 2006-1, Ltd.

By: American Capital Asset Management, LLC, as Portfolio Manager

By:
Name:
Title:

Signature Page to Second Amendment To Second Amended and Restated Credit Agreement

BLACKROCK SENIOR INCOME SERIES

By: BlackRock Financial Management, Inc., its Collateral Manager

By:
Name:
Title:

BLACKROCK SENIOR INCOME SERIES II

By: BlackRock Financial Management, Inc., its Collateral Manager

By:
Name:
Title:

BLACKROCK SENIOR INCOME SERIES III

By: BlackRock Financial Management, Inc., its Collateral Manager

By:
Name:
Title:

GRANITE FINANCE LIMITED

By: BlackRock Financial Management, Inc., its Collateral Manager

By:
Name:
Title:

Signature Page to Second Amendment To Second Amended and Restated Credit Agreement

MAGNETITE IV CLO, LIMITED

By: BlackRock Financial Management, Inc., its Investment Advisor

By:
Name:
Title:

MAGNETITE V CLO, LIMITED

By: BlackRock Financial Management, Inc., its Investment Advisor

By:
Name:
Title:

SENIOR LOAN FUND

By: BlackRock Financial Management, Inc., its Investment Advisor

By:
Name:
Title:

Signature Page to Second Amendment To Second Amended and Restated Credit Agreement

CS ADVISORS CLO I LTD.

By: CapitalSource Advisors LLC, as Portfolio Manager and Attorney-in-Fact

By:	/s/ Charlie Stearns
Name:	Charlie Stearns
Title:	Vice President

Signature Page to Second Amendment To Second Amended and Restated Credit Agreement

BRIDGEPORT CLO LTD.

By: Deerfield Capital Management LLC, as its Collateral Manager

By:
Name:
Title:

MARQUETTE PARK CLO LTD.

By: Deerfield Capital Management LLC, as its Collateral Manager

By:
Name:
Title:

MARKET SQUARE CLO LTD.

By: Deerfield Capital Management LLC, as its Collateral Manager

By:
Name:
Title:

LONG GROVE CLO, LTD.

By: Deerfield Capital Management LLC, as its Collateral Manager

By:
Name:
Title:

Signature Page to Second Amendment To Second Amended and Restated Credit Agreement

BRYN MAWR CLO, LTD.

By: Deerfield Capital Management LLC, as its Collateral Manager

By:
Name:
Title:

CUMBERLAND II CLO, LTD.

By:
Name:
Title:

ROSEMONT CLO, LTD.

By: Deerfield Capital Management LLC, as its Collateral Manager

By:
Name:
Title:

MUIRFIELD TRADING LLC

By:
Name:
Title:

ACCESS INSTITUTIONAL LOAN FUND

By: Deerfield Capital Management LLC, as its Portfolio Manager

By:
Name:
Title:

Signature Page to Second Amendment To Second Amended and Restated Credit Agreement

FOREST CREEK CLO, LTD.

By: Deerfield Capital Management LLC, as its Collateral Manager

By:
Name:
Title:

Signature Page to Second Amendment To Second Amended and Restated Credit Agreement

DENALI CAPITAL CLO I, LTD.

By: Denali Capital LLC, Managing Member of DC Funding Partners LLC, Portfolio Manager for Denali Capital CLO I, Ltd.

By:	/s/ Kelli C. Marti
Name:	Kelli C. Marti
Title:	Senior Vice President

DENALI CAPITAL CLO III, LTD.

By: Denali Capital LLC, Managing Member of DC Funding Partners LLC, Portfolio Manager for Denali Capital CLO III, Ltd.

By:	/s/ Kelli C. Marti
Name:	Kelli C. Marti
Title:	Senior Vice President

DENALI CAPITAL CLO V, LTD.

By: Denali Capital LLC, Managing Member of DC Funding Partners LLC, Portfolio Manager for Denali Capital CLO V, Ltd.

By:	/s/ Kelli C. Marti
Name:	Kelli C. Marti
Title:	Senior Vice President

DENALI CAPITAL CLO VI, LTD.

By: Denali Capital LLC, Managing Member of DC Funding Partners LLC, Portfolio Manager for Denali Capital CLO VI, Ltd.

By:	/s/ Kelli C. Marti
Name:	Kelli C. Marti
Title:	Senior Vice President

Signature Page to Second Amendment To Second Amended and Restated Credit Agreement

EATON VANCE VT FLOATING-RATE INCOME FUND

By: Eaton Vance Management, as Investment Advisor

By:
Name:
Title:

EATON VANCE VARIABLE LEVERAGE FUND LTD.

By: Eaton Vance Management, as Investment Advisor

By:
Name:
Title:

GRAYSON & CO.

By: Boston Management and Research, as Investment Advisor

By:
Name:
Title:

EATON VANCE INSTITUTIONAL SENIOR LOAN FUND

By: Eaton Vance Management, as Investment Advisor

By:
Name:
Title:

Signature Page to Second Amendment To Second Amended and Restated Credit Agreement

EATON VANCE CDO VIII, LTD.

By: Eaton Vance Management, as Investment Advisor

By:
Name:
Title:

Signature Page to Second Amendment To Second Amended and Restated Credit Agreement

FOUR CORNERS CLO II, LTD.

By:
Name:
Title:

FOUR CORNERS CLO III, LTD.

By:
Name:
Title:

KNIGHT CBNA LOAN FUNDING LLC

By:
Name:
Title:

Signature Page to Second Amendment To Second Amended and Restated Credit Agreement

GOLDENTREE LOAN OPPORTUNITIES I, LTD.

By: GoldenTree Asset Management, L.P.

By:
Name:
Title:

GOLDENTREE LOAN OPPORTUNITIES III, LTD.

By: GoldenTree Asset Management, L.P.

By:
Name:
Title:

Signature Page to Second Amendment To Second Amended and Restated Credit Agreement

GSC PARTNERS GEMINI FUND LIMITED

By: GSCP (NJ), L.P., as Collateral Monitor

By:
Name:
Title:

By: GSCP (NJ), INC., its General Partner

By:
Name:
Title:

Signature Page to Second Amendment To Second Amended and Restated Credit Agreement

THE HARTFORD MUTUAL FUNDS, INC., ON BEHALF OF THE HARTFORD FLOATING RATE FUND

By: Hartford Investment Management Company, its Sub-advisor

By:
Name:
Title:

ATLAS LOAN FUNDING (HARTFORD), LLC

By: Atlas Capital Funding, Ltd.

By: Structured Asset Investors, LLC, its Investment Manager

By:
Name:
Title:

HARTFORD INSTITUTIONAL TRUST, ON BEHALF OF ITS FLOATING RATE BANK LOAN SERIES

By: Hartford Investment Management Company, its Investment Manager

By:
Name:
Title:

Signature Page to Second Amendment To Second Amended and Restated Credit Agreement

VICTORIA FALLS CLO, LTD.

By:
Name:
Title:

DIAMOND LAKE CLO, LTD.

By:
Name:
Title:

SUMMIT LAKE CLO, LTD.

By:
Name:
Title:

CLEAR LAKE CLO, LTD.

By:
Name:
Title:

Signature Page to Second Amendment To Second Amended and Restated Credit Agreement

MCDONNELL LOAN OPPORTUNITY LTD.

By:	McDonnell Investment Management, LLC, as Investment Manager

By:
Name:
Title:

GANNETT PEAK CLO I, LTD.

By:	McDonnell Investment Management, LLC, as Investment Manager

By:
Name:
Title:

Signature Page to Second Amendment To Second Amended and Restated Credit Agreement

VENTURE III CDO LIMITED

By: Its Investment Advisor, MJX Asset Management, LLC

By:
Name:
Title:

VENTURE IV CDO LIMITED

By: Its Investment Advisor, MJX Asset Management, LLC

By:
Name:
Title:

VENTURE V CDO LIMITED

By: Its Investment Advisor, MJX Asset Management, LLC

By:
Name:
Title:

VENTURE VI CDO LIMITED

By: Its Investment Advisor, MJX Asset Management, LLC

By:
Name:
Title:

Signature Page to Second Amendment To Second Amended and Restated Credit Agreement

VENTURE VII CDO LIMITED

By: Its Investment Advisor, MJX Asset Management, LLC

By:
Name:
Title:

Signature Page to Second Amendment To Second Amended and Restated Credit Agreement

OAK HILL CREDIT PARTNERS I, LIMITED By: Oak Hill CLO Management I, LLC, as Investment Manager

By:
Name:
Title:

OAK HILL CREDIT PARTNERS II, LIMITED By: Oak Hill CLO Management II, LLC, as Investment Manager

By:
Name:
Title:

OAK HILL CREDIT PARTNERS III, LIMITED By: Oak Hill CLO Management III, LLC, as Investment Manager

By:
Name:
Title:

OAK HILL CREDIT PARTNERS IV, LIMITED By: Oak Hill CLO Management IV, LLC, as Investment Manager

By:
Name:
Title:

Signature Page to Second Amendment To Second Amended and Restated Credit Agreement

OAK HILL CREDIT OPPORTUNITIES FINANCING, LTD.

By:
Name:
Title:

SMBC MVI SPC, on behalf of and for the account of Segregated Portfolio No. 1 By: Oak Hill Separate Account Management I, LLC, as Investment Manager

By:
Name:
Title:

Signature Page to Second Amendment To Second Amended and Restated Credit Agreement

CENTURION CDO II, LTD.

By:	RiverSource Investments, LLC, As Collateral Manager

By:
Name:
Title:

SEQUILS-CENTURION V, LTD.

By:	RiverSource Investments, LLC, As Collateral Manager

By:
Name:
Title:

AMERIPRISE CERTIFICATE COMPANY

By:
Name:
Title:

CENTURION CDO III, LIMITED

By:	RiverSource Investments, LLC, As Collateral Agent

By:
Name:
Title:

RIVERSOURCE BOND SERIES, INC.-RIVERSOURCE FLOATING RATE FUND

By:
Name:
Title:

Signature Page to Second Amendment To Second Amended and Restated Credit Agreement

NOB HILL CLO, LIMITED By: Seneca Capital Management as Collateral Manager

By:
Name:
Title:

Signature Page to Second Amendment To Second Amended and Restated Credit Agreement

ULT CBNA LOAN FUNDING LLC

By:
Name:
Title:

STANFIELD MODENA CLO, LTD. By: Stanfield Capital Partners LLC, as its Asset Manager

By:
Name:
Title:

STANFIELD VEYRON CLO, LTD. By: Stanfield Capital Partners LLC, as its Collateral Manager

By:
Name:
Title:

STANFIELD QUATTRO CLO, LTD. By: Stanfield Capital Partners LLC, as its Collateral Manager

By:
Name:
Title:

STANFIELD AZURE CLO, LTD. By: Stanfield Capital Partners LLC, as its Collateral Manager

By:
Name:
Title:

Signature Page to Second Amendment To Second Amended and Restated Credit Agreement

RAMPART CLO I LTD. By: Stone Tower Debt Advisors LLC, as its Collateral Manager

By:
Name:
Title:

STONE TOWER CREDIT FUNDING I LTD. By: Stone Tower Debt Advisors LLC, as its Collateral Manager

By:
Name:
Title:

STONE TOWER CLO IV, LTD. By: Stone Tower Debt Advisors LLC, as its Collateral Manager

By:
Name:
Title:

Signature Page to Second Amendment To Second Amended and Restated Credit Agreement

ENDURANCE CLO I, LTD. By: West Gate Horizons Advisors LLC, as Portfolio Manager

By:
Name:
Title:

ARCHIMEDES FUNDING IV (CAYMAN), LTD. By: West Gate Horizons Advisors LLC, as Collateral Manager

By:
Name:
Title:

WG HORIZONS CLO I, LTD. By: West Gate Horizons Advisors LLC, as Manager

By:
Name:
Title:

Signature Page to Second Amendment To Second Amended and Restated Credit Agreement